Exhibit 10.11

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Composite Version as amended
through Amendment 3

LOAN ORIGINATION AGREEMENT

Dated as of November 25, 2014

by and between

GREENSKY, LLC

and

REGIONS BANK

LOAN ORIGINATION AGREEMENT

THIS LOAN ORIGINATION AGREEMENT dated as of November 25, 2014 (the “Effective Date”), by and between GREENSKY, LLC (f/k/a) GREENSKY TRADE CREDIT, LLC, a Georgia limited liability company (“Servicer”), and REGIONS BANK, an Alabama chartered commercial bank (“Lender”), as amended December 21, 2015; July 15, 2016; and June 29, 2017. As used herein, “Party” shall mean Servicer or Lender, as applicable, and “Parties” shall mean both Servicer and Lender.

W I T N E S S E T H:

WHEREAS, Servicer is a party to an agreement with the Program Dealer(s) pursuant to which Servicer has agreed to provide credit to the Program Dealer’s customers; and

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

WHEREAS, Lender desires to provide such credit directly to the Program Dealer’s customers on the terms provided for herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Servicer and Lender agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. All capitalized terms used herein or in any certificate or document, or Origination Paper made or delivered pursuant hereto shall have the following meanings:

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Anti-Money Laundering Laws” shall have the meaning given to such term in Section 4.02(a)(xiii).

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Audit” shall have the meaning given to such term in Section 3.02.

“Audited Items” shall have the meaning given to such term in Section 3.02.

“Bank Margin” shall have the meaning given to such term in the Servicing Agreement.

“Borrower” shall mean, with respect to any Loan, the Person obligated to make payments with respect to such Loan.

“Business Day” shall mean a day that Lender is open for business and excluding Saturdays, Sundays and legal holidays.

“Business Group Executive” shall have the meaning given to such term in Section 7.17(d).

2

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

“CISO” shall have the meaning given to such term in Section 3.06.

“Cloud Services” shall have the meaning given to such term in Section 4.01(a)(ix).

“Code” shall have the meaning given to such term in Section 5.01(a)(xiv).

“Commitment Amount” shall have the meaning set forth in Section 2.01(a)(i).

“Complaint Tracking Procedures” shall have the meaning set forth in Section 2.12.

“Complaints” shall have the meaning set forth in Section 2.12.

“Compliance Conditions” shall mean the requirements and conditions set forth on Schedule A, which is attached hereto and hereby incorporated herein by specific reference thereto.

“Contract” shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Credit Policy” shall have the meaning set forth in Schedule B attached hereto.

“Dealer Program Agreement” shall mean the GreenSky Consumer Credit Program® Agreement, the current form of which is attached hereto as Schedule D.

“Default” shall mean (i) any breach or violation of, default under, contravention of, or conflict with this Origination Agreement or any representation, warranty or covenant owed by either Party hereunder, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, this Origination Agreement or any Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, this Origination Agreement or any Law, Order, or Permit.

“Disabling Procedures” shall have the meaning given to such term in Section 4.01(a)(viii).

“Dissolution Event” shall have the meaning set forth in Section 6.04.

“Effective Date” shall have the meaning set forth in the Recitals hereto.

“Essential Daily Functions” shall have the meaning set forth in Section 3.03.

3

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

“FACT Act” shall have the meaning set forth in Section 3.07.

“Force Majeure” shall have the meaning set forth in Section 6.07(a).

“Governmental Authority” shall mean any federal, state or local governmental or regulatory authority, agency, court, tribunal, commission or other regulatory entity asserting jurisdiction over either Party or the activities of either Party.

“Indemnified Party” shall have the meaning set forth in Section 7.14.

“Indemnifying Party” shall have the meaning set forth in Section 7.14.

“Industry Practices” shall mean practices that are no less than the standard practices followed by regulated financial institutions in the United States in connection with the origination and servicing of closed-end consumer loans.

“Law” shall mean any code, law (including common law), ordinance, regulation, reporting, registration, notification or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities, or business, including those promulgated, interpreted or enforced by any Governmental Authority, including, without limitation, the Gramm-Leach-Bliley Act.

“Lender” shall have the meaning set forth in the Recitals hereto.

“Lender’s Designated Account” shall have the meaning given to such term in the Servicing Agreement.

“Liability” shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” shall mean any security interest, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code (“UCC”) or comparable law of any jurisdiction to evidence any of the foregoing.

“Loan Agreement” shall mean a loan agreement for a closed-end consumer loan in Servicer’s customary form, the current form of which is attached hereto as Schedule C. Servicer

4

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

shall advise Lender at least 7 days in advance of any substantive changes to the Loan Agreement and shall reasonably consider any comments Lender may have to such substantive changes.

“Loans” shall mean loans originated and owned by the Lender and created hereunder subsequent to the Effective Date pursuant to any Program Agreement, together with any amounts, including interest, fees and other charges, generated with respect thereto.

“Lockbox” shall have the meaning given to such term in the Servicing Agreement.

“Marketing Materials” shall mean the materials used or to be used by Servicer in connection with the originating or servicing of the Loans.

“Marks” shall have the meaning set forth in Section 5.01(a)(ix).

“Monthly Accounting” shall have the meaning given to such term in the Servicing Agreement.

“Noncompliance Event” shall have the meaning given to such term in Section 6.03.

“OFAC list” shall have the meaning given to such term in Section 4.02(a)(xiii).

“Optional Purchase” shall have the meaning given to such term in Section 6.08.

“Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Governmental Authority.

“Origination Agreement” shall mean this Loan Origination Agreement and the schedules hereto and all amendments hereto or thereto.

“Origination Papers” shall have the meaning set forth in Section 4.01(a)(ii) and shall include the documents and instruments referenced in Section 2.03.

“Outstanding Balance” shall mean, as of any specified date, the face value of a Loan made by Lender plus the amount of any interest, fees or other amounts due under or with respect to such Loan minus any payments, credits, or other amounts credited against such Loan, all as contemplated by the Servicing Agreement.

“Party” shall have the meaning set forth in the Recitals hereto.

“Performance Fee” shall have the meaning given to such term in the Servicing Agreement.

“Performance Termination Event” shall have the meaning given to such term in Section 6.02.

5

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

“Performance Threshold” shall mean the annualized monthly Portfolio Credit Losses as a percentage of the aggregate Outstanding Balances of all Loans measured at month-end for three consecutive months.

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

“Person” shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of any nature.

“Portfolio Credit Losses” shall mean, for each calendar month, an amount equal to the Outstanding Balance of all Loans that become past due by 90 or more days during such month.

“Prime Rate” shall mean, as of any specified date, the “prime rate” as published in the “Money Rates” table in The Wall Street Journal on such date. If more than one prime rate is published in the “Money Rates” table, the highest of those rates will be the Prime Rate for purposes of this Agreement. If The Wall Street Journal ceases to publish a “Money Rates” table or if a prime rate is no longer included in the rates published therein, Lender and Servicer shall agree on a substitute that is a comparable index.

“Program Agreements” shall mean the GreenSky Installment Loan Program Agreement by and between Servicer and THD At-Home Services, Inc. entered into as of August 21, 2009, as heretofore and hereafter amended, Dealer Program Agreements and such other agreements as may be agreed to by Servicer and Lender.

“Program Dealers” shall mean The Home Depot, Inc.; THD At-Home Services, Inc.; and dealers under Dealer Program Agreements. Servicer shall approve Program Dealers based on criteria established by Servicer, which criteria shall be subject to review by Lender.

“Regulatory Agencies” shall have the meaning set forth in Section 3.02.

“Regulatory Termination Event” shall have the meaning given to such term in Section 6.05.

“Relationship Manager” has the meaning set forth in Section 7.17(d).

“Servicer” shall have the meaning set forth in the Recitals hereto.

“Servicing Agreement” shall mean the Servicing Agreement, dated as the date hereof, by and between Servicer and Lender, as such agreement hereafter may be amended.

“Servicing Fee” shall have the meaning given to such term in the Servicing Agreement.

6

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

“Settlement Amount” shall mean the amounts advanced by Lender to the Borrower or on behalf of a Borrower to Program Dealers which constitute disbursement of a Loan to the Borrower.

“Settlement Date” shall mean each Business Day on which Servicer notifies Lender of a Settlement Amount as provided in Section 2.01(b)(i) below.

“Subcontractor” shall mean any person that provides a material service to Servicer in connection with the offering, provision, origination or servicing of any Loan.

“Substitute Service” shall have the meaning set forth in Section 6.07(b).

“Successor Servicer” shall have the meaning given to such term in the Servicing Agreement.

“Term” shall have the meaning given to such term in Section 6.01.

“To the Best of Lender’s Knowledge” shall mean Lender’s knowledge after diligent investigation.

“To the Best of Servicer’s Knowledge” shall mean Servicer’s knowledge after diligent investigation.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

“UDAAP” shall have the meaning set forth in Section 4.02(a)(xix).

“Underwriting Criteria” shall mean Lender’s underwriting standards reflected in Schedule B attached hereto, as they may be amended from time to time, (i) by agreement of the Parties; (ii) by Lender in response to advice or comments received from a Governmental Authority upon thirty (30) days advance written notice to Servicer, unless a shorter period of time is mandated by such Governmental Authority; (iii) by Lender to the extent reasonably necessary to maintain the overall quality of the Loans as a whole (per performance thresholds agreed upon by the Parties) upon thirty (30) days advance written notice to Servicer; or (iv) by Lender to the extent required by Law.

Section 1.02 Other Definitional Provisions.

(a) All terms defined in this Origination Agreement shall have the defined meanings when used in any certificate, other document, or Origination Paper made or delivered pursuant hereto unless otherwise defined therein.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Origination Agreement or any Origination Paper shall refer to this Origination Agreement as a whole and not to any particular provision of this Origination Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Origination Agreement are

7

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

references to Sections, Subsections, Schedules and Exhibits in or to this Origination Agreement unless otherwise specified.

ARTICLE II

LOAN ORIGINATION RIGHTS & OBLIGATIONS

Section 2.01 Loan Origination Obligations.

(a) Origination of Loans.

(i) Lender will fund newly originated Loans for the Program Dealers’ customers identified by Servicer that meet the Underwriting Criteria up to the following limits:

(1) A limit of [*****] Dollars ($[*****]) in aggregate outstanding principal balances at any time (the “Commitment Amount”). The Commitment Amount will be increased in accordance with this sub-Article.

(2) [*****].

(ii) If Servicer concludes that a potential Borrower meets the Underwriting Criteria, Servicer shall cause each Borrower of a Loan to execute a Loan Agreement, and other documentation as determined by the Parties, which shall include an interest rate, amount financed, loan term, estimated minimum payment amount, repayment schedule and other terms as set forth in Schedule B.

(b) Settlement Procedure.

No later than 12:00 noon (Eastern time) each Business Day, the (“Settlement Date”), Servicer, by written electronic transmission, shall provide Lender’s Relationship Manager or such officer’s designee with a report setting forth the calculation of the Settlement Amount and the payees thereof, which may be paid to a disbursement account from which further payments are to be made by Servicer to Program Dealers on behalf of Borrowers. The Settlement Amount shall be paid by Lender by wire transfer, ACH or direct deposit to an account designated in writing by an authorized officer of Servicer no later than 4:00 p.m. (Eastern time), unless Servicer is late in notifying Lender of the Settlement Amount due on the Settlement Date, in which case Lender shall use all commercially reasonable efforts to send the Settlement Amount within the time period set forth above or as soon thereafter as possible, but no later than 5:00 p.m. (Eastern time) of the next Business Day following such Lender’s receipt of notice from Servicer.

(ii) Servicer shall promptly notify Lender’s Relationship Manager or such officer’s designee by written electronic transmission if the Settlement Amount is not received when due.

8

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(iii) Servicer shall instruct Borrowers to remit all payments on the Loans to the Lockbox or the GreenSky Program ACH Account, as applicable, and shall cause such payments to be transferred and posted to Lender’s Designated Account, in each case in accordance with the terms and procedures set forth in the Servicing Agreement. In the event that Servicer shall at any time receive any payment with respect to any Loan directly from a Borrower, Servicer shall immediately forward such amount to Lender’s Designated Account in accordance with the terms and procedures set forth in the Servicing Agreement.

Section 2.02 Dispute over Settlement Amount.

(a) In the event Lender disputes the accuracy of the Settlement Amount reported by Servicer, Lender shall notify Servicer, but such notice shall not affect Lender’s obligation for timely payment of the Settlement Amount as noticed by Servicer to Lender, unless the Settlement Amount, together with all prior Settlement Amounts advanced by Lender, less payments received by Lender, will exceed the Commitment Amount. Payment of any Settlement Amount shall not constitute a waiver by Lender of the right to dispute the accuracy of such Settlement Amount, and any such dispute shall be resolved promptly.

(b) In the event it is determined that Lender was correct in disputing the accuracy of the Settlement Amount for a given day, Servicer shall promptly remit to Lender the overpayment amount due Lender with interest thereon computed at the Prime Rate in effect on the date the Settlement Amount was paid.

Section 2.03 Additional Documentation. If, in the reasonable judgment of a Party, in connection with the making of any Loan, any additional instrument, document, or certificate is required to further evidence such Loan or its ownership, validity, enforceability or compliance, the other Party shall execute or have executed and shall deliver promptly any such document.

Section 2.04 Portfolio Data. Notwithstanding anything to the contrary contained in this Origination Agreement, Servicer may share any portfolio data associated with the Loans that does not contain nonpublic personal information, as that term is defined in the Gramm-Leach-Bliley Act, with potential and actual financing sources, Program Dealers, business partners, investors and professional advisors.

Section 2.05 Allocation of Loans. [*****].

Section 2.06 Improper Loans. Servicer shall immediately purchase without recourse any Loan found to be improperly (under the terms of this Origination Agreement, including but not limited to the representations made by Servicer in Sections 4.01(a)(vi) and Section 4.02(a)(x)), illegally (including for non-compliance with any Law) or fraudulently originated, for an amount equal to the Outstanding Balance of such Loan.

Section 2.07 Intent of Parties. Servicer and Lender intend that the Loans shall at all times be the property of Lender and at no point shall Servicer have an ownership interest therein nor

9

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

shall Lender be deemed to be a lender to Servicer. To the extent, however, that Servicer is deemed to have an ownership interest therein, Servicer hereby grants to Lender a security interest in all of its right, title and interest, whether now existing or hereafter acquired, in, to and under such Loans and the proceeds thereof to secure all obligations owed by Servicer to Lender under this Origination Agreement and the Servicing Agreement. Notwithstanding the foregoing, Servicer and Lender agree that Servicer owns the customer relationships with the Borrowers established as a result of the Loans, provided, however, that the foregoing shall have no effect on any customer relationships between Lender and Borrower established independently of the Loan including, without limitation, for example, as a result of any existing banking or lending relationships between Lender and Borrower or a banking or lending relationship that arises after the effective date of this Agreement, whether or not solicited by Lender as part of a solicitation of Borrowers by Lender; provided, however, that Servicer also recognizes that Lender is subject to certain regulatory restrictions, including without limitation, the consumer confidentiality and other provisions Gramm-Leach-Bliley Act, and Servicer shall at all times act in accordance therewith.

Section 2.08 Limitations on Solicitations and Marketing to Borrowers and Non-Interference with Lender’s Customer Relationships. Unless prohibited by Law, a Program Agreement or other agreement related to a Borrower, Servicer and Lender may solicit Borrowers for new products and services; provided that, Servicer is prohibited from soliciting, marketing or otherwise communicating with or encouraging any Borrower to refinance any Loan with anyone other than Lender and as specifically approved by Lender. Servicer also shall not interfere with the contractual or business relations between or among Lender and its customers, it being agreed that the solicitation of Borrowers for new products and services, including new loans that are not, to the Best of Servicer’s Knowledge, specifically for the purpose of refinancing a Loan, that may be furnished by others shall not violate the foregoing limitations.

Section 2.09 Books and Records. Servicer will maintain, in accordance with generally accepted accounting principles, true, complete and accurate accounting records related to its performance of the services provided to Lender pursuant to this Origination Agreement and the Servicing Agreement. Servicer shall maintain such books and records for such period as is required by Servicer’s generally applicable internal record retention policies, but not less than seven years or two years after the repayment of the related Loan, whichever is longer. Lender’s accountant or a recognized independent accountant retained by Lender, to whom Servicer shall have no reasonable objection, shall have the right, upon reasonable prior written notice, to have access to such books and records for the purpose of determining the appropriateness of the calculation of the payments due under this Origination Agreement. Such examination shall be conducted during regular business hours and no more than once in each calendar year, unless Lender reasonably determines that a change in applicable law, or change in Servicer’s business practices or in its financial status requires a more frequent review.

Section 2.10 [*****].

Section 2.11 Continuous Review and Improvement. To maintain open lines of communication and to promote continuous improvement of the business relationship between

10

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Servicer and Lender, Lender may convene formal business review meetings periodically at the location and time mutually designated by the Parties to review the status of the Parties’ business relationship. Servicer will use commercially reasonable efforts to improve continuously the economic and technical effectiveness of its services.

Section 2.12 Borrower Complaints and Borrower Satisfaction Surveys. “Complaints” shall mean any submission by a customer to Servicer or Lender concerning a Loan or experience that expresses substantive dissatisfaction related to a Loan, Lender or Servicer, or communicates suspicion of wrongful conduct by Lender or Servicer. Servicer shall maintain written complaint tracking procedures (the “Complaint Tracking Procedures”) to (i) monitor and analyze complaints received by Servicer or its Subcontractors and relating to the Loans; (ii) perform root cause analysis on Complaints received related to Servicer’s and its Subcontractors provision of services hereunder (“Servicer Complaints”); and (iii) identify appropriate corrective action for Servicer Complaints arising from, relating to, or caused by persistent and systemic issues. The Complaint Tracking Procedures shall also require Servicer to return calls to Borrowers making a Servicer Complaint within a reasonable time of Servicer’s receipt of such Servicer Complaint. Servicer’s failure to return calls within the prescribed time frame, if not for good reason shall constitute a breach of the representations, warranties and covenants in Articles IV and V of this Origination Agreement. Servicer shall provide to Lender’s Relationship Manager (i) the Complaint Tracking Procedures with respect to the Loans on an annual basis, and (ii) the results of the Complaint Tracking Procedures, including summaries of all complaints and the resolution/action(s) taken in regards to each complaint, on a monthly basis. At Lender’s sole expense and with Servicer’s consultation and reasonable cooperation, Lender shall have the option to conduct annual satisfaction surveys of current and former Borrowers. In the event that Lender reasonably determines, based on such satisfaction survey, that any feature, benefit, process, or other aspect of a Loan or any other service provided by Servicer to Lender should be modified or replaced, Lender shall so notify Servicer, and the Parties’ Relationship Managers shall negotiate in good faith a plan that satisfactorily addresses Lender’s concerns within a reasonable time period, and Servicer shall implement such plan as agreed by the Relationship Managers. If Lender receives any complaints from a Regulatory Agency related to the services provided by Servicer, Lender shall have the option to forward such complaint to Servicer for feedback and resolution. To ensure that these complaints are handled timely so that Lender can respond to the Regulatory Agency in the time required, Servicer shall provide responses to Lender within three (3) business days of the initial compliant being passed to Servicer by Lender.

Section 2.13 Subcontractors. Servicer agrees that if it employs Subcontractors pursuant to the terms of this Origination Agreement, Servicer will advise Lender accordingly and will ensure the compliance of all Subcontractors with the terms of this Origination Agreement (including but not limited to ensuring compliance by such Subcontractors with the confidentiality, audit, and insurance (at customary levels for a business of the nature of the Subcontractor) requirements set forth in this Origination Agreement).

11

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

ARTICLE III

REGULATORY PROVISIONS

Section 3.01 Acknowledgement. Servicer acknowledges and agrees that Lender is a banking entity and, therefore, is subject to the jurisdiction of federal, state, and local governmental entities and agencies with the power to regulate and oversee banking and related activities. Servicer acknowledges and agrees that in entering this Origination Agreement and Servicing Agreement with Lender, Servicer and Servicer’s Subcontractors who provide products or services pursuant to the terms and conditions of this Origination Agreement may be subjecting themselves to the jurisdiction of such regulators. In addition to the requirements of the Master Confidentiality and Non-Disclosure Agreement attached hereto as Schedule E and incorporated by reference herein governing confidentiality and safekeeping of confidential information, Servicer agrees to comply with the regulatory provisions applicable to it during the Term of this Origination Agreement.

Section 3.02 Regulatory Examination and Audit. Servicer acknowledges that Lender is subject to examination and audit by federal and state regulatory and banking agencies (collectively, the “Regulatory Agencies”). Servicer further acknowledges that such Regulatory Agencies may require access to, or may require Lender or Lender’s designee to access, Servicer’s or Servicer’s Subcontractors’ facilities, systems, databases, financial statements, books and records, policies, procedures, internal controls, training materials, audits, operational and security reviews, customer complaint tracking and related escalation and resolution logs and procedures, SSAE 16 reports, business continuity plan(s), disaster recovery plan(s), and/or confidential information (the “Audited Items”). Servicer will permit the Regulatory Agencies, Lender, or Lender’s designee to visit Servicer’s facilities and to access, test, review, and/or evaluate (collectively, “Audit”) the Audited Items at any time during regular business hours and upon reasonable prior written notice, if Lender is permitted to give such notice under applicable Laws. Servicer shall use commercially reasonable efforts to procure for Lender the right to Audit Servicer’s Subcontractor(s) under the terms of this Section. Notwithstanding any other provision of this Origination Agreement to the contrary, Servicer acknowledges and agrees that (i) Lender must comply with any such request from the Regulatory Agencies, and (ii) Lender is not responsible for any expenses associated with an Audit of Servicer or Servicer’s Subcontractors performed by a Regulatory Agency or its respective third-party representative. Servicer agrees to cooperate reasonably with respect to all such requests for access to the Audited Items and will provide Lender with such assistance in performing the Audit as Lender may reasonably request; provided, however, that, such Audit shall be conducted in a manner that does not unreasonably interfere with Servicer’s operations or cause a disruption to Servicer’s personnel. Should Servicer receive a request from the Regulatory Agencies or other governmental agencies to examine Servicer’s records pertaining to Lender or Lender’s customers, Servicer further agrees to notify Lender as soon as practicable of any such request, if Servicer is not prohibited by Law from doing so. Servicer’s and/or its Subcontractors’ failure to cooperate reasonably with all such Audits and/or requests for access to the Audited Items shall be deemed a breach of the representations, warranties and covenants in Articles IV and V of this Origination Agreement and shall be grounds for termination of this Origination Agreement.

12

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Lender and Servicer agree to amend this Origination Agreement from time to time to the extent necessary to comply with applicable Laws and/or privacy and information security requirements and directives of regulators having jurisdiction over Lender. If, during or after the Audit, Lender reasonably determines that Servicer is not in compliance with this Origination Agreement, including the methods of internal controls established and implemented by Servicer or its Subcontractors, if any, with respect to understanding and compliance with all Laws, Lender will notify Servicer of such compliance concern, and the Parties’ Relationship Managers shall negotiate in good faith a plan that satisfactorily addresses Lender’s concerns within a reasonable time period, and Servicer shall implement such plan as agreed by the Relationship Managers. Servicer’s failure to implement the agreed plan shall be deemed a breach of the representations, warranties and covenants of Articles IV and V of this Origination Agreement and shall be grounds for termination of this Origination Agreement.

Section 3.03 Continuity of Performance. As a banking entity, Lender is obligated to assure the safety, soundness, and continuity of certain essential daily functions. Servicer acknowledges that its or its Subcontractors’ performance of the obligations set forth on Schedule 3.03 attached hereto are critical to the systems, applications, software, hardware, products, and services which are, in Lender’s reasonable determination, necessary for Lender to carry out its daily operations (“Essential Daily Functions”) of Lender (including its Affiliates). Lender will update Schedule 3.03 as necessary which update will be binding upon Servicer upon 30 days’ prior written notice. Accordingly, any provisions to the contrary contained in this Origination Agreement or any other agreement between the Parties notwithstanding, Servicer shall not interrupt or cease providing such services to the extent the same are necessary to Lender’s Essential Daily Functions, as determined by Lender in its reasonable discretion and as Lender notifies Servicer, whether or not based on any asserted breach of this Origination Agreement by Lender. Further, any provisions to the contrary contained in this Origination Agreement or any other agreement between the Parties notwithstanding, Servicer shall have no right to, and shall not seek or obtain an injunction, specific performance, or other equitable relief that in any way would limit Lender’s right to use the services which are necessary for such Essential Daily Functions or which are required to be maintained by Lender to comply with applicable Laws. Servicer acknowledges and agrees that Lender’s remedies for breach of this Origination Agreement relating to the provision of Essential Daily Functions shall be limited to (a) equitable relief that does not have the effect of interrupting such functions, or (b) monetary damages. Servicer acknowledges that it has waived its right to seek equitable relief that will interrupt such Essential Daily Functions and agrees not to seek any such equitable relief. If the services provided by Servicer are necessary for the Essential Daily Functions of Lender, Servicer assumes an independent obligation to continue performance of its obligations hereunder related to the Essential Daily Functions regardless of any dispute (including a non-monetary material breach by Lender) which may arise between Lender and Servicer. Such independent obligation of Servicer shall continue until final resolution of the dispute, provided that during such period Lender timely fulfills all its obligations under this Origination Agreement or Servicing Agreement with respect to which there is no good faith dispute, including any undisputed financial obligations of Lender. Servicer undertakes this independent obligation without prejudice to any rights or remedies it may otherwise have in connection with any dispute between Servicer and Lender. Lender agrees that it shall take all

13

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

commercially reasonable efforts to transition the obligations under this Agreement to a new provider promptly, at Servicer’s request, if Servicer’s performance is continuing solely pursuant to this Section.

Section 3.04 Business Continuity. Servicer acknowledges and agrees that Lender is required by regulatory authorities having jurisdiction over Lender to assure that its vendors have in place adequate business continuity plans to assure the safety, soundness, and continuity of its Essential Daily Functions, as determined by Lender in its discretion. If Servicer is providing services critical to any such Essential Daily Functions, then Servicer represents and warrants that prior to the execution of this Origination Agreement it provided Lender with a copy and/or summary of its business continuity plan addressing the continuance of Servicer’s business in the event of a disaster or other material interruption of Servicer’s business. Servicer further represents and warrants that Servicer will have in place and will provide to Lender upon Lender’s reasonable request, or any time a material change is made to, but in no event not less than annually, a copy of Servicer’s business continuity plan that conforms to Industry Practices to the effect that Servicer’s performance of this Origination Agreement and the Servicing Agreement shall continue with no more than minimal interruption in the event of a disaster, casualty, and/or any other contingency contemplated by such business continuity plan. Servicer’s business continuity plan shall identify Servicer’s key Subcontractors, if any, and shall account for temporary and permanent failures by those Subcontractors. Servicer agrees to the following: (i) Lender may Audit Servicer’s business continuity plans; (ii) upon Lender’s reasonable request, Servicer shall make available to Lender for the purpose of responding to questions concerning Servicer’s business continuity plan, one or more Servicer representatives who are knowledgeable about Servicer’s business continuity plan, the manner in which it is tested, and the manner in which it would be implemented in the event of a disaster or other material interruption of Servicer’s businesses; and (iii) Servicer shall provide to Lender upon Lender’s reasonable request, the results of its most recent business continuity plan test within thirty (30) days following Lender’s request. Servicer shall use its best efforts to resume performance under this Origination Agreement as soon as possible after any disaster or other material interruption of Servicer’s business; provided, that no such disaster, casualty, or other contingency shall operate to limit, diminish, abrogate, or delay the exercise of any rights or remedies of Lender in the event of any failure of Servicer to perform this Origination Agreement in accordance with the terms, provisions, and conditions hereof. Servicer’s failure to maintain in place and periodically test a business continuity plan that meets the requirements set forth in this Section 3.04 shall constitute a breach of the representations, warranties and covenants of Articles IV and V of this Origination Agreement.

Section 3.05 Disaster Recovery. Servicer acknowledges and agrees that Lender is required by Regulatory Agencies having jurisdiction over Lender to assure that its vendors have in place adequate disaster recovery plans to assure the safety, soundness, and continuity of certain Essential Daily Functions, as determined by Lender in its discretion. If Servicer is providing services critical to any such Essential Daily Functions, then Servicer represents and warrants that Servicer will have in place and will provide to Lender upon Lender’s reasonable request, or any time a material change is made to, but in no event not less than annually, a copy of Servicer’s disaster recovery plan that conforms to Industry Practices. Servicer’s disaster recovery plan shall:

14

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(i) address functions and operations of the services used by Lender; (ii) specify recovery time frames for functions and operations used by Lender; (iii) provide that the disaster recovery plan shall be tested and updated in accordance with Industry Practices; and (iv) provide that the disaster recovery plan be regularly updated to the extent necessary to correct deficiencies therewith or to remain consistent with Industry Practices, at Servicer’s cost. Servicer will (a) provide to Lender all applicable results of tests performed on the operability of the disaster recovery services within thirty (30) days following the completion of such tests, (b) allow Lender to passively participate (at its own expense) in such testing to a reasonable extent and in a manner that does not unreasonably interfere with Servicer’s operations, the operations of other Servicer customers, or Servicer’s ability to conduct such tests, and (c) promptly provide Lender with a notice of a disaster and the expected extent to which such disaster will impact the delivery of the services. Servicer shall use its best efforts to resume performance under this Origination Agreement as soon as possible after any disaster or other material interruption of Servicer’s business; provided, that no such disaster, casualty, or other contingency shall operate to limit, diminish, abrogate, or delay the exercise of any rights or remedies of Lender in the event of any failure of Servicer to perform this Origination Agreement in accordance with the terms, provisions, and conditions hereof. Servicer will review any comments and suggestions presented by Lender with respect to Servicer’s disaster recovery plan and take commercially reasonable steps to implement such comments and suggestions. Upon Lender’s request, Servicer will also (A) review Lender’s disaster recovery plan, (B) prepare recovery procedures for each service that will be recovered (if such procedures are not already part of Lender’s disaster recovery plan) and (C) at Lender’s request, participate in Lender’s recovery tests.

Section 3.06 Specially Designated National; Foreign-Based Service Providers. Servicer represents and warrants that, in performing its obligations under this Origination Agreement, (i) it will not employ or subcontract with any person who is a “Specially Designated National” as defined from time to time in regulations issued by the Office of Foreign Asset Control of the United States Department of the Treasury; and (ii) Servicer is not a Specially Designated National. Servicer shall not utilize any foreign-based third party service providers or Affiliates as Subcontractors during the term of this Origination Agreement to provide services to Lender without obtaining the prior written consent of Lender’s Chief Information Security Officer (“CISO”) or the CISO’s designee after full disclosure of the location and background of such foreign-based third party service providers or Affiliates. Servicer’s request to Lender’s CISO or the CISO’s designee for approval of a foreign-based third party service provider or an Affiliate to act as a Subcontractor under the terms of this Origination Agreement shall include no less than the Subcontractor’s name, physical address, telephone number, contact person’s name and email address, and the services to be provided.

Section 3.07. Identity Theft. Pursuant to Section 114 of the Fair and Accurate Credit Transactions Act of 2003 (“FACT Act”), Lender is required to take steps to ensure that the activities of its service providers and/or its service providers’ Subcontractors are conducted in accordance with reasonable policies and procedures designed to detect, prevent, and mitigate the risk of identity theft. To the extent applicable, Servicer represents and warrants that it and/or Servicer’s Subcontractor(s) has/have developed and implemented written policies and procedures

15

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

as required by Section 114 of the FACT Act to detect, prevent, and mitigate the risk of identity theft in connection with its provision of services and that these policies and procedures are reviewed periodically and updated as necessary. Servicer further represents and warrants that a component of its and/or Servicer’s Subcontractors’ program is to identify red flags indicative of possible identity theft. If Servicer and/or its Subcontractors identify a red flag indicative of identity theft with respect to a Loan funded by Lender that cannot be cleared pursuant to the written policies and procedures of Servicer, Servicer and/or its Subcontractors promptly will report the red flag to Lender’s Relationship Manager and take all other appropriate steps to prevent or mitigate identity theft.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of Servicer Relating to Servicer.

(a) Representations and Warranties of Servicer Relating to Servicer. As of the date hereof and as of each Settlement Date, Servicer hereby represents and warrants to, and agrees with, Lender that:

(i) Organization. Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia. Servicer shall be entitled, however, to convert into either a Georgia or Delaware corporation.

(ii) Capacity; Authority; Validity. Servicer has all necessary company power and authority required to enter into this Origination Agreement and to perform all of the obligations to be performed by it under this Origination Agreement. This Origination Agreement, the Servicing Agreement and any other document or instrument delivered pursuant hereto (such other documents or instruments, collectively, the “Origination Papers”), and the consummation by Servicer of the transactions and agreements contemplated hereby and by the Origination Papers, have been duly authorized by all necessary company action on the part of Servicer, and this Origination Agreement and the Origination Papers have been duly executed and delivered by Servicer and constitute the valid and binding obligation of Servicer and are enforceable in accordance with their terms (except as such enforceability may be limited by equitable limitations on the availability of equitable remedies and by bankruptcy and other laws affecting the rights of creditors generally).

(iii) Conflicts; Defaults. Neither the execution and delivery of this Origination Agreement or the Origination Papers by Servicer nor the consummation of the transactions contemplated by this Origination Agreement and the Origination Papers by Servicer will (A) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any contract, instrument or commitment to which Servicer is a party or by which Servicer is bound, including without limitation, any Program Agreement; (B) violate the articles of organization or the operating agreement of Servicer; (C) result in the creation of any lien, charge or encumbrance upon any of the Loans (except pursuant to the terms hereof); (D)

16

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

require the consent or approval under any judgment, order, writ, decree, permit or license to which Servicer is a party or by which it is bound; or (E) require the consent or approval of any other party to any contract, instrument or commitment to which Servicer is a party or by which it is bound. Servicer is not subject to any agreement with any regulatory authority which would prevent the consummation by Servicer of the transactions contemplated by this Origination Agreement.

(iv) Litigation. There is no claim, or any litigation, suit, action, proceeding, arbitration, investigation or controversy before any court, arbitrator, or governmental authority, domestically or internationally, to which Servicer is a party, that reasonably would be expected to materially adversely affect Lender, the contemplated business, condition, worth, or operations of Servicer or materially adversely affect the ability of Servicer to perform its obligations, duties, and responsibilities under this Origination Agreement, and, To the Best of Servicer’s Knowledge, no such claim, litigation, suit, action, proceeding, arbitration, investigation or controversy has been threatened or is contemplated and no facts exist that would provide a basis for any such claim, litigation, suit, action, proceeding, arbitration, investigation or controversy.

(v) No Consent; Etc. No consent of any Person (including without limitation any member or creditor of Servicer) and no consent, license, permit or approval or authorization or exemption by notice or report to, or registration, filing or declaration with, any Governmental Authority is required (other than those previously obtained and delivered to Lender and other than the filing of financing statements in connection with the transactions hereunder) in connection with the execution or delivery of this Origination Agreement or the Origination Papers by Servicer, the validity of this Origination Agreement or the Origination Papers with respect to Servicer, the enforceability of this Origination Agreement or the Origination Papers against Servicer, the consummation by Servicer of the transactions contemplated hereby or by the Origination Papers, or the performance by Servicer of its obligations hereunder and under the Origination Papers.

(vi) Accuracy of Information. All information heretofore furnished by Servicer to Lender and its agents and to consumer reporting agencies in connection with and for the purposes of this Origination Agreement, the Origination Papers and the transactions contemplated herein, including the Loans, now are and will be accurate in all material respects on the date stated and will not contain any material misstatement of fact or omit to state any material fact necessary to make such information not misleading; provided that Servicer makes no representation or warranty with regard to information furnished to it by a Borrower other than pursuant to Section 4.02(a)(x) below. Servicer shall notify Lender promptly in the event Servicer becomes aware of any material inaccuracy with respect to information provided in connection with originating the Loans, other than inaccuracies with respect to individual Loans as are customary in the loan origination business.

(vii) Compliance with Law. Servicer has complied in all material respects with all applicable Laws, Orders, judgments, injunctions, decrees or awards that relate in any way to this Origination Agreement, Origination Papers or the performance by Servicer of its obligations hereunder or under the Origination Papers. Servicer has in effect and will maintain all material Permits necessary for it to own, lease, or operate its Assets, to fulfill its obligations under this

17

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Origination Agreement and the Servicing Agreement and to carry on its business as now conducted, and such Permits are in full force and effect, and no Default has occurred under any such Permit. Servicer is not:

(A) in Default under any of the provisions of its operating agreement in any respect that would have a materially adverse effect on this Origination Agreement or the Servicing Agreement or the transaction contemplated hereby or thereby;

(B) in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its businesses in any material respect that would cause a materially adverse effect on this Origination Agreement or the Servicing Agreement; or

(C) in receipt of any notification or communication from any Governmental Authority or the staff thereof (i) asserting that Servicer is not in material compliance with any of the Laws, Permits or Orders which such Governmental Authority enforces, (ii) threatening to revoke any material Permits or (iii) requiring Servicer to enter into or consent to the issuance of a cease and desist order, consent order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its respective business or in any manner relates to capital adequacy, credit or reserve policies or management in any material respect that would cause a materially adverse effect on this Origination Agreement or the Servicing Agreement.

(viii) No Disabling Procedures. Servicer represents and warrants that, other than with respect to commercial off-the-shelf software and open source software, (a) any electronically delivered services provided by Servicer to Lender pursuant to this Origination Agreement and the Servicing Agreement, (b) the use of any data transfers, or any website by which Lender will access the services provided by Servicer to Lender pursuant to this Origination Agreement and the Servicing Agreement, (c) any reports or other data furnished to Lender by Servicer, (d) software, and (e) related deliverables, to the Best of Servicer’s Knowledge, do not and will not contain any program, routine, device, code, or instructions (including any code or instructions provided by third parties) or other undisclosed feature, including, without limitation, a time bomb, virus, software lock, drop-dead device, malicious logic, worm, Trojan horse, spyware, bug, error, defect, or trap door, that is capable of (or has the effect of allowing any untrusted party or malicious user to be capable of) accessing, modifying, deleting, damaging, disabling, deactivating, interfering with, or otherwise harming any Loan or any other service provided by Servicer to Lender pursuant to this Origination Agreement and the Servicing Agreement, any of Lender’s computers, networks, data, or other electronically stored information, or computer programs or systems (collectively, “Disabling Procedures”). Such representation and warranty applies regardless of whether such Disabling Procedures are authorized by Servicer to be included in the services provided by Servicer to Lender pursuant to this Origination Agreement and the Servicing Agreement. If Servicer incorporates into the services provided by Servicer to Lender pursuant to this Origination Agreement and the Servicing Agreement or related deliverables programs or routines supplied by other vendors, licensors, or contractors (excluding, for clarity, commercial off-the-shelf software and open source software), Servicer shall obtain comparable warranties from such other providers,

18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

or Servicer shall take appropriate action to ensure that such programs or routines are free of Disabling Procedures. Notwithstanding any other limitations in this Origination Agreement, Servicer agrees to notify Lender immediately upon discovery of any Disabling Procedures that are or reasonably suspected to be included in the services it provides to Lender under this Origination Agreement and the Servicing Agreement.

(ix) Cloud Computing. GreenSky’s proposed amendments to this section are being considered by Regions. Prior to any services being performed by Servicer, Servicer’s Affiliates or Subcontractors pursuant to this Origination Agreement and the Servicing Agreement, Servicer will disclose to Lender’s CISO or the CISO’s designee whether Servicer uses any cloud computing that will be used to provide services to Lender and/or its customers, including, but not limited to, infrastructure as a service, platform as a service, and software as a service (collectively, “Cloud Services”), and if so, Servicer will disclose to Lender’s CISO or the CISO’s designee the cloud provider’s name, location, and the specific services affected. If Servicer’s use of Cloud Services changes during the term of this Origination Agreement or the Servicing Agreement, Servicer will immediately notify Lender’s CISO or the CISO’s designee.

(x) Servicer Device Patch Management. Servicer shall ensure that its desktops, mainframes, appliances, and/or servers which directly interact with services provided to Lender pursuant to this Origination Agreement and the Servicing Agreement are on versions of application software, operating systems, and databases which have security patches available and that such security patches are applied on a regular basis, as specified by the Servicer’s patch management standard/operating procedure.

(xi) Phishing, Smishing, and Vishing. GreenSky’s proposed amendments to this section are being considered by Regions. Servicer acknowledges and is aware of the common fraud practices of phishing, smishing and vishing. Accordingly, Lender has an interest in avoiding aggressive and/or frequent e-mail, phone, or text solicitation of Lender’s customers and Lender’s personnel. Servicer agrees to notify Lender’s CISO or the CISO’s designee promptly, by electronic mail, facsimile or telephone of any material pattern of phishing e-mails, smishing texts, or vishing calls, or any instance of theft, unauthorized access by fraud, deception, or other malfeasance or inadvertent access in connection with e-mails, texts or calls related or connected to any service provided by Servicer to Lender pursuant to this Origination Agreement. In the event of any such e-mails, texts, calls, theft, or unauthorized access, Servicer shall promptly provide to Lender’s CISO or the CISO’s designee in writing such details concerning the incident in question as Lender may request and shall cooperate reasonably with Lender promptly to help Lender prevent further unauthorized use, and take commercially reasonable remedial actions as may be requested by Lender, including, without limitation, providing notices to Borrowers, Lender’s customers or Lender’s Personnel.

(b) Notice of Breach. Upon discovery by either Servicer or Lender of a breach of any of the representations and warranties set forth in this Section 4.01, the Party discovering such breach shall give written notice to the other Party within three (3) Business Days following such

19

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

discovery; provided that the failure to give notice within three (3) Business Days does not preclude subsequent notice.

Section 4.02 Representations and Warranties of Servicer Relating to the Origination Agreement and the Loans.

(a) Representations and Warranties. As of the date hereof and as of each Settlement Date, Servicer hereby represents and warrants to, and agrees with Lender that:

(i) Enforceability. This Origination Agreement, the Program Agreements and any Origination Papers each constitute a legal, valid and binding obligation of Servicer enforceable against Servicer in accordance with its terms, except as such enforceability may be limited by applicable conservatorship, receivership, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity.

(ii) No Amendment. The Program Agreements are in full force and effect and have not been modified or amended in any way that would materially adversely affect the Loans as contemplated in the Program Agreement prior to the modification or amendment, the ability of Servicer or Lender to perform their respective obligations under this Origination Agreement or the Origination Papers, the rights of Lender under this Origination Agreement or the Origination Papers or the transactions contemplated hereunder in general.

(iii) No Defaults. There are no Defaults under this Origination Agreement, the Servicing Agreement or, To the Best of Servicer’s Knowledge, the Program Agreements.

(iv) Ownership. Upon the funding of a Loan, Lender shall have full right, title and interest in each such Loan free and clear of all Liens or other encumbrances other than those imposed as a result of Lender’s own actions.

(v) Compliance with Law. Each Loan and the actions of Servicer comply with all Laws, rules and regulations applicable thereto, including, without limitation, laws, rules, regulations related to truth in lending, fair credit reporting, usury, equal credit opportunity, fair credit collection practices, privacy, data security, Office of Foreign Assets Control, and unfair, deceptive and abusive acts and practices and the Loans were originated, made, and are at all times being serviced substantially in accordance with those customary origination, servicing and collection practices of prudent lending institutions that originate, make, and/or service loans of the same type as the Loans.

(vi) Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Servicer in connection with the origination of Loans as contemplated hereby have been duly obtained, effected or given and are in full force and effect.

20

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(vii) Grant of Security Interest. If this Origination Agreement does not create a valid ownership interest in Lender of the Loans, it constitutes a grant of a “security interest” (as defined in the UCC) in such property to Lender to secure all obligations owed by Servicer to Lender under this Origination Agreement and the Servicing Agreement, which is enforceable upon execution and delivery of this Origination Agreement. Upon the filing of an appropriate financing statement, Lender shall have a first priority perfected security or ownership interest in such property. Servicer agrees to cooperate in filing financing statements.

(viii) No Prior Sale. There has been no prior sale, assignment or hypothecation of the Loans to any other Person by Servicer, nor is there an agreement with respect to any of the foregoing.

(ix) Accuracy of Information. All information and documentation relating to the Borrowers and the Loans submitted to Lender by Servicer pursuant to this Origination Agreement is true and correct in all material respects and accurately reflects the status of each Loan and the indebtedness to which such documentation relates; provided that, Servicer makes no representation or warranty with regard to information furnished to it by a Borrower other than pursuant to Section 4.02(a)(x) below. Servicer shall notify Lender promptly in the event Servicer becomes aware of any material inaccuracy with respect to information provided in connection with originating the Loans, other than inaccuracies with respect to individual Loans as are customary in the loan origination business.

(x) Investigation. Servicer has reviewed all of the documents contained in the Loan files and has made customary inquiries to confirm the accuracy of the representations set forth therein.

(xi) No Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to any Loan has taken place on the part of any Person, including without limitation any Borrower or any third party involved in the origination or making of any Loan; provided that, Servicer makes no representation or warranty with regard to information furnished to it by a Borrower other than pursuant to Section 4.02(a)(x) above.

(xii) Underwriting Criteria. Based upon the investigation referred to in Section 4.02(a)(x) above, Servicer has concluded that all Loans are compliant with the Underwriting Criteria in all aspects.

(xiii) Anti-Money Laundering. In originating the Loans, Servicer has complied with all applicable anti-money laundering laws, including without limitation the USA Patriot Act of 2001, as amended, and any similar applicable Laws (collectively, the “Anti-Money Laundering Laws”). Without limiting the generality of the foregoing, Servicer has established an anti-money laundering compliance program and has conducted the requisite due diligence in connection with the origination of the Loans for purposes of the Anti-Money Laundering Laws. Servicer maintains, and will maintain, sufficient information to evidence such actions and identify the applicable Borrowers for purpose of the Anti-Money Laundering Laws. Servicer has compared the names of

21

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

each Borrower to the publicly available list maintained by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC List”) of prohibited persons, entities, or prohibited or restricted jurisdictions and confirmed that there is no match.

(xiv) Reasonable Steps. With respect to each individual employed by Servicer to perform services for Lender, Servicer has taken all commercially reasonable steps: (a) to ensure that such individual has not been convicted of any felony or aggravated misdemeanor and has not been banned from the business of banking; (b) to verify that such individual, if performing services in the United States, is eligible to work in the United States in accordance with all applicable laws; and (c) to ensure that such individual is not on any OFAC List. Servicer has taken all commercially reasonable steps to ensure that no entity to which Servicer subcontracts any work under this Origination Agreement or the Servicing Agreement is on the OFAC List. Neither Servicer, nor any of its owners (including without limitation its shareholders, partners and members, as applicable), is on the OFAC List. Servicer has conducted background checks of each of its personnel who will provide services to Lender under this Origination Agreement or who will have access to any of Lender’s confidential information or intellectual property. Each background check shall be reduced to writing and will be verified by Servicer as having been completed upon request by Lender, or by applicable governmental authority, upon reasonable notice. Servicer further represents and warrants that it shall use reasonable efforts to require all of its Subcontractors who will have access to any of Lender’s confidential information or intellectual property to conduct background checks of each of its personnel, consisting of no less than the minimum standards enumerated within this provision. Servicer’s or Servicer’s Subcontractors’ failure to conduct background checks as set forth in this Section 4.02(a)(xiv) constitutes a breach of the representations, warranties and covenants of Articles IV and V of this Origination Agreement and a material breach of the Servicing Agreement.

(xv) No Set-off. The Loans are not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Loans, or the exercise of any right thereunder, render any Loan unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense.

(xvi) Loan Documents. The promissory notes and agreements evidencing the Loans are genuine, and each is the legal, valid and binding obligation of the related Borrower, enforceable in accordance with its terms subject to the effect and application of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect which relate to or limit creditors’ rights generally or the effect and application of general principles of equity, whether considered in a proceeding in equity or at Law; provided however, that the foregoing is not a representation with respect to the collectability of the Loans.

(xvii) Acceptable Investment. To the Best of Servicer’s Knowledge, there are no circumstances or conditions with respect to any Loan or any Borrower that can reasonably be expected to cause private institutional investors to regard any Loan as an unacceptable investment, cause the Loan to become delinquent or adversely affect the value or marketability of the Loan.

22

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(xviii) Documentation. The loan files for the Loans contain all promissory notes and agreements evidencing the Loans, all underwriting documents, all collection notes and all required disclosures. Servicer warrants that it shall use its best efforts to prevent the loss or alteration of Lender’s files, information, documents, lists, records, or any other confidential information accessed or retained by Servicer and shall be liable to Lender in the event of any loss or alteration resulting from the actions or omissions of Servicer, its agents, personnel, independent contractors, or Subcontractors.

(xix) Prohibition Against Unfair, Deceptive or Abusive Acts or Practices. Lender is committed to treating prospective and existing customers in a manner that is equitable, transparent, and consistent with consumer protection laws and regulations, including laws and regulations that prohibit unfair, deceptive or abusive acts or practices, including, but not limited to those contained in Sections 1031 and 1036 of Dodd-Frank. (“UDAAP”). Servicer represents and warrants that it has sufficient controls in place to comply with UDAAP in the provision of services to Lender under this Origination Agreement and to prohibit Servicer’s and, if relevant, its Subcontractors’ personnel from engaging in unfair, deceptive or abusive acts or practices as it relates to Borrowers. In accordance therewith, Servicer agrees to provide Lender, upon reasonable request, with:

(A)	a certification that Servicer’s personnel have completed UDAAP training;

(B)	a certification that Servicer’s and, if relevant, its Subcontractors’, direct customer-facing personnel’s contact with Borrowers is subject to quality assurance review to ensure compliance with all applicable Laws;

(C)	upon Lender’s request: (1) Servicer’s Complaint Tracking Procedures in compliance with the requirements of Section 2.12 above; and (B) the results of the Complaint Tracking Procedures in compliance with the requirements of Section 2.12 above;

(D)	documentation of tracking and monitoring of exceptions to Servicer’s Complaint Tracking Procedures, policies, and processes, and documentation of corrective actions taken by Servicer if high levels of exceptions are made, as reasonably determined by Lender;

(E)	documentation of follow-up actions performed by Servicer to ensure the recommended corrective actions are implemented;

(F)	subject to Servicer’s customary retention policies, recordings of customer support calls made to or received from Borrowers; and

(G)	all marketing and advertising materials, including promotional materials and marketing scripts including, but not limited to, ensuring representations and statements in such materials are factually supported in compliance with
23

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

all UDAAP requirements, including but not limited to, ensuring materials have a reasonable factual basis for all representations.

(b) Notice of Breach. Upon discovery by either Servicer or Lender of a breach of any of the representations and warranties set forth in this Section 4.02, the Party discovering such breach shall give written notice to the other Party within three (3) Business Days following such discovery; provided that the failure to give notice within three (3) Business Days does not preclude subsequent notice and will not affect the rights, duties or liabilities of the Parties.

Section 4.03 Representations and Warranties of Lender.

(a) Representations and Warranties of Lender. As of the date hereof and as of each Settlement Date, Lender hereby represents and warrants to, and agrees with, Servicer that:

(i) Organization. Lender is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Alabama.

(ii) Capacity; Authority; Validity. Lender has all necessary power and authority to enter into this Origination Agreement and to perform all of the obligations to be performed by it under this Origination Agreement. This Origination Agreement and the consummation by Lender of the transactions contemplated hereby and by the Origination Papers have been duly and validly authorized by all necessary action on the part of Lender, and this Origination Agreement has been duly executed and delivered by Lender and constitutes the valid and binding obligation of Lender and is enforceable in accordance with its terms (except as such enforceability may be limited by equitable limitations on the availability of equitable remedies and by bankruptcy and other laws affecting the rights of creditors generally).

(iii) Conflicts; Defaults. Neither the execution and delivery of this Origination Agreement or the Origination Papers by Lender nor the consummation of the transactions contemplated by this Origination Agreement and the Origination Papers by Lender, will (A) conflict with, result in the breach of, constitute a default under, or accelerate the performance provided by the terms of any contract, instrument or commitment to which Lender is a party or by which it is bound, (B) violate the certificate of incorporation or bylaws, or other equivalent organizational document of Lender, (C) require any consent or approval under any judgment, Order, writ, decree, Permit or license to which Lender is a party or by which it is bound, or (D) require the consent or approval of any other party to any contract, instrument or commitment to which Lender is a party or by which it is bound. Lender is not subject to any agreement with any regulatory authority which would prevent the consummation by Lender of the transactions contemplated by this Origination Agreement.

(iv) Litigation. There is no claim, or any litigation, suit, action, proceeding, arbitration, investigation or controversy pending, to which Lender is a party and by which it is bound, that reasonably would be expected to materially adversely affect Lender’s ability to consummate the transactions contemplated hereby and, To the Best of Lender’s Knowledge, no such claim,

24

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

litigation, suit, action, proceeding, arbitration, investigation or controversy has been threatened or is contemplated and no facts exist that would provide a basis for any such claim, litigation, suit, action, proceeding, arbitration, investigation or controversy.

(v) No Consent, Etc. No consent of any Person (including without limitation any stockholder or creditor of Lender) and no consent, license, Permit or approval or authorization or exemption by notice or report to, or registration, filing or declaration with, any Governmental Authority is required (other than those previously obtained and delivered to Servicer and other than the filing of financing statements in connection with the transfer of the Loans) in connection with the execution or delivery of this Origination Agreement or the Origination Papers by Lender, the validity of this Origination Agreement or the Origination Papers with respect to Lender, the enforceability of this Origination Agreement or the Origination Papers against Lender, the consummation by Lender of the transactions contemplated hereby or by the Origination Papers, or the performance of Lender of its obligations hereunder and under the Origination Papers.

(vi) Compliance with Laws. The Lender is a commercial bank whose deposits are insured by the Federal Deposit Insurance Corporation and has in effect all material Permits necessary for it to own, lease, or operate its Assets and to carry on its business as now conducted, and to extend the Loans and such Permits are in full force and effect, and, To the Best of Lender’s Knowledge, there has occurred no material Default under any such Permit, and the Lender is not:

(A) in Default under any of the provision of its charter or bylaws, in any material respect that would have a materially adverse effect on this Origination Agreement or the Servicing Agreement or the transaction contemplated hereby or thereby;

(B) in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its businesses in any material respect that would cause a materially adverse effect on this Origination Agreement or the Servicing Agreement; or

(C) in receipt of any notification or communication from any Governmental Authority or the staff thereof (i) asserting that Lender is not in material compliance with any of the Laws or Orders which such Governmental Authority enforces, (ii) threatening to revoke any material Permits or (iii) requiring Lender to enter into or consent to the issuance of a cease and desist order, consent order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, any of which restricts materially the conduct of its respective business or that would cause a material adverse effect on this Origination Agreement or the Servicing Agreement.

(vii) Underwriting Criteria. The Underwriting Criteria are consistent with the Lender’s lending authority under the state and federal law, and Lender will inform Servicer of any necessary revisions to the Underwriting Criteria necessary to maintain consistency with such lending authority.

25

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(b) Notice of Breach. Upon discovery by either Servicer or Lender of a breach of any of the representations and warranties set forth in this Section 4.03, the Party discovering such breach shall give written notice to the other Party within three (3) Business Days following such discovery unless precluded by applicable Law; provided that the failure to give notice within three (3) Business Days does not preclude subsequent notice and will not affect the rights, duties or liabilities of the Parties.

ARTICLE V

COVENANTS

Section 5.01 Covenants of Servicer and Lender.

(a) Covenants of Servicer. Servicer hereby covenants and agrees with Lender as follows:

(i) Ownership Interests. Lender is the maker and owner of all Loans. Servicer has no ownership rights in any Loan. Servicer will not make any representation to any Borrower to the contrary. Servicer will not sell, pledge, assign or transfer to any Person other than Lender, or take any other action inconsistent with Lender’s ownership of the Loans, or grant, create, incur, assume or suffer to exist any Lien on any Loan, whether now existing or hereafter created, or any interest therein. Servicer shall not claim any ownership interest in the Loans and shall defend the ownership, right, title and interest of Lender in, to and under the Loans, whether now existing or hereafter created, against all claims of any third party.

(ii) Notice of Liens. Servicer shall notify Lender promptly after becoming aware of any Lien on any Loan and any alleged ownership interest in any Loan by any third party.

(iii) Documentation of Transfer. Lender may file such documents (at the expense of Lender) as may be necessary to transfer or perfect and maintain the perfection of the transfer of the Loans to Lender, and Servicer shall cooperate with Lender in any such filing. Servicer hereby authorizes and ratifies all such filings.

(v) Compliance Testing. Servicer agrees to make available its facilities, personnel and records when reasonably requested by Lender to enable Lender or its Auditors to review and Audit the Loans and related files and Servicer’s procedures with respect to its origination and servicing of Loans. Servicer agrees to correct any material deficiencies noted during these Audits within thirty (30) days of such notice. Lender’s decision not to exercise its right to Audit Servicer pursuant to this Section shall not act as a waiver of any of this rights or remedies under this Origination Agreement.

(vi) Amendment to Program Agreements. Without the consent and approval of Lender, Servicer will not amend any of the Program Agreements if such amendment would cause the Loans generated thereunder to cease meeting the Underwriting Criteria or would otherwise adversely

26

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

affect Lender in any material respect. In addition, Servicer shall advise Lender at least 7 days in advance of any changes to the Program Agreements that reasonably could be expected to alter the performance of the Loans under the Program Agreements and shall reasonably consider any comments Lender may have to such changes.

(vii) Lender Review of Marketing Materials. Servicer agrees to make the Marketing Materials available to Lender, upon Lender’s reasonable request, for Lender’s review; further, Servicer agrees that Lender may require Servicer to revise any Marketing Materials that Lender believes in good faith are inappropriate. Lender may publicize its involvement with Servicer and the Program Dealer(s) subject to Servicer’s prior written consent, which consent may not be unreasonably withheld. Lender shall retain full control over the use of Lender’s name and trademarks as described in further detail in Section 5.01(a)(ix).

(viii) Publicity. Servicer will not use Lender’s name, marks, or refer to Lender directly or indirectly in any media release, public announcement, or public disclosure relating to this Origination Agreement or its subject matter to the extent the materials in such media release, announcement, or disclosure have not previously been made publicly available without obtaining written consent from Lender for each such use or release. This restriction includes, but is not limited to, any public promotional or marketing materials, websites, public electronic media, customer lists or public business presentations. This restriction expressly excludes any disclosure required by legal, accounting, or regulatory requirements beyond the reasonable control of Servicer or any use in connection with the provision of services hereunder, under the Servicing Agreement or in the management of Servicer’s business (as contrasted to the marketing of Servicer’s business to consumers) in which instance Servicer shall be entitled to describe its origination and servicing relationship with Lender.

(ix) Marks. Servicer hereby acknowledges the validity of all trademarks, internet domain names, web addresses, telephone numbers, trade dress, service marks and/or trade names (including, without limitation, logos and slogans) which identify or distinguish Lender or the goods, services or products of Lender, its Affiliates, and their respective products and services (“Marks”), and further acknowledges and agrees that Lender (or an applicable Affiliate) is and remains the exclusive owner of such Marks and names, and any and all rights thereto. Neither Party shall have any right, title or interest in or to the Marks of the other Party or any of its Affiliates under this Agreement, and nothing herein shall be construed as the grant of a license to use any such Marks. The Parties acknowledge and agree that such rights may be conveyed only pursuant to the terms of a separate Trademark License Agreement between executed between Lender and Servicer, a copy of which is attached hereto as Exhibit G.

(x) Notices under Program Agreements. Servicer agrees to promptly deliver to Lender any and all material notices it either receives from or delivers to Program Dealers related to the Loans, the ability of Servicer or Lender to perform their respective obligations under this Origination Agreement or the Origination Papers, the rights of Lender under this Origination Agreement or the Origination Papers or the transactions contemplated hereunder in general.

27

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(xi) Compliance Conditions. Servicer agrees to comply with the Compliance Conditions set forth in Schedule A.

(xii) Loan Documents. [*****].

(xiii) Confidentiality. Servicer agrees to maintain the confidentiality of any information that it obtains from Lender with respect to Lender’s practices and procedures and to use such information solely in connection with the transactions contemplated hereby and by the Servicing Agreement, subject to Servicer’s ability to disclose such information (A) to any Governmental Authority with jurisdiction over Servicer, (B) to the extent required by Law, and (C) to enforce its rights hereunder and under the Servicing Agreement as more fully described in the Master Confidentiality and Non-Disclosure Agreement executed by the Parties and attached hereto as Schedule E and incorporated by reference herein .

(xiv) Lender’s Code of Business Conduct and Ethics. Lender’s Code of Business Conduct and Ethics (the “Code”) includes restrictions on Lender’s employees’ dealings with third party vendors (for example, giving and receiving gifts, outside business ventures and investments, and borrowing from vendors). Servicer and its personnel shall not induce or cause any employee of Lender to violate the Code. Servicer agrees to support Lender’s employees’ compliance with all applicable provisions of the Code. Servicer may view the Code at www.regions.com, and then by clicking the following links: Investor Relations, Corporate Governance, Code of Conduct, Code of Business Conduct, and Ethics.

(xv) [*****].

(b) Covenants of Lender. Lender covenants and agrees with Servicer as follows:

(i) Lender agrees that it will provide Servicer with such information as Servicer may reasonably request to enable Servicer to determine Lender’s compliance with this Origination Agreement.

(ii) Lender agrees to maintain the confidentiality of any information that it obtains from Servicer with respect to Servicer’s practices and procedures and to use such information solely in connection with the transactions contemplated hereby and by the Servicing Agreement, subject to Lender’s ability to disclose such information (A) to any Governmental Authority with jurisdiction over Lender, (B) to the extent required by Law, and (C) to enforce its rights hereunder and under the Servicing Agreement as more fully described in the Master Confidentiality and Non-Disclosure Agreement executed by the Parties and attached hereto as Schedule E and incorporated by reference herein .

(iii) Lender agrees that neither it nor its Affiliates will provide customer financing for a Program Dealer (or, if applicable, its sponsor) other than pursuant to this Origination Agreement [*****].

28

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Section 5.02 Regulatory Inspections. Servicer shall make available its facilities, personnel and records with regard to the matters relating the Loans for examination or Audit when requested by a Governmental Authority with jurisdiction over the other Party as described in Section 3.02.

ARTICLE VI

TERM, TERMINATION AND PURCHASE

Section 6.01 Term. This Origination Agreement shall commence as of the Effective Date and shall continue until the fifth anniversary of the Effective Date (the “Term”) unless sooner terminated as provided herein.

Section 6.02 Failure to Perform. Lender may terminate this Origination Agreement upon ninety (90) days prior written notice to Servicer if (i) the three month average of the Performance Threshold is greater than [*****].00%, (ii) Servicer fails to satisfy the Compliance Conditions, (iii) Servicer materially breaches any representation, warranty or covenant to Lender under this Origination Agreement, (iv) [*****], or (v) Servicer is in material Default under the Origination Agreement or the Servicing Agreement (each a “Performance Termination Event”). If such Performance Termination Event is not cured within ninety (90) days after Servicer receives notice of the Performance Termination Event, this Origination Agreement will be terminated, although Lender shall continue to be obligated to (i) originate all approved but unfunded Loans that conform to the Underwriting Criteria as of the day prior to the termination date set forth in the notice of the Performance Termination Event until such time as all such Loans have been originated and (ii) pay Servicer the Performance Fee and Servicing Fee, less any commercially reasonable fees of the Successor Servicer in accordance with Section 4.02 of the Servicing Agreement (which Successor Servicer may be the Lender itself, in which case an amount equal to what would be considered commercially reasonable servicing fees will be deducted from the Performance Fee and Servicing Fee paid to Servicer) with respect to Loans originated under this Origination Agreement prior to the termination hereof until such Loans have been repaid (provided Servicer does not exercise its Optional Purchase right). Notwithstanding the foregoing, in the event of the limited circumstances described in Sections 6.03, 6.04, 6.05 and 6.06, the provisions of Section 6.03, 6.04, 6.05 or 6.06, including the notice and cure periods contemplated therein, shall apply.

Section 6.03 Noncompliance Termination. In the event that Servicer is required to correct any compliance deficiency pursuant to Section 5.01(a)(v) above, and Servicer does not correct any such deficiencies material to the Loans taken as a whole within thirty (30) days of such notice (“Noncompliance Event”), Lender is permitted to terminate this Origination Agreement upon ten (10) days notice. Notwithstanding the foregoing, Lender shall continue to be obligated to (i) originate all approved but unfunded Loans that conform to the Underwriting Criteria as of the day prior to the termination date set forth in the notice of the Noncompliance Event until such time as all such Loans have been originated and (ii) pay Servicer the Performance Fee and Servicing Fee, less any commercially reasonable fees of the Successor Servicer in accordance with

29

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Section 4.02 of the Servicing Agreement (which Successor Servicer may be the Lender itself, in which case an amount equal to what would be considered commercially reasonable servicing fees will be deducted from the Performance Fee and Servicing Fee paid to Servicer) with respect to Loans originated under the Origination Agreement prior to the termination hereof until such Loans have been repaid (provided Servicer does not exercise its Optional Purchase right).

Section 6.04 Dissolution Termination. If Servicer voluntarily goes into liquidation or consents to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to Servicer or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against Servicer, or Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (such voluntary liquidation, appointment, entering of such decree, admission, filing, making or suspension, a “Dissolution Event”), Lender shall have the right, at Lender’s sole option upon the date of any such Dissolution Event, to terminate this Origination Agreement and/or appoint a Successor Servicer by written notice to Servicer, and, thereupon, Lender shall have no further duties or obligations to fund Loans. Servicer shall promptly give notice to Lender of any Dissolution Event. Notwithstanding the foregoing, Lender shall continue to be obligated to (i) originate all approved but unfunded Loans that conform to the Underwriting Criteria as of the day prior to the termination date set forth in the notice of the Dissolution Event until such time as all such Loans have been originated and (ii) pay Servicer the Performance Fee and Servicing Fee, less any commercially reasonable fees of the Successor Servicer in accordance with Section 4.02 of the Servicing Agreement (which Successor Servicer may be the Lender itself, in which case an amount equal to what would be considered commercially reasonable servicing fees will be deducted from the Performance Fee and Servicing Fee paid to Servicer) with respect to Loans originated under the Origination Agreement prior to the termination hereof until such Loans have been repaid (provided Servicer does not exercise its Optional Purchase right).

Section 6.05 Regulatory Termination Event. Lender may terminate this Origination Agreement with respect to any Program Agreement upon one (1) day prior written notice to Servicer if (i) Lender receives notification from a Governmental Authority indicating that such Program Agreement breaches, violates, contravenes or conflicts with any Law, Order, or Permit in any material respect or (ii) Lender reasonably believes that in connection with a Program Agreement it will be at risk of violating or contravening (or becoming liable for violations or contraventions of) any Law, Order or Permit (a “Regulatory Termination Event”), subject to the right of Servicer to cure such breach, violation, contravention or conflict within such one (1) day. In the event of a termination, Lender shall continue to be obligated to (i) originate all approved but unfunded Loans that conform to the Underwriting Criteria as of the day prior to the termination date set forth in the notice of the Regulatory Termination Event until such time as all such Loans have been originated and (ii) pay Servicer the Performance Fee and Servicing Fee, less any

30

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

commercially reasonable fees of the Successor Servicer in accordance with Section 4.02 of the Servicing Agreement (which Successor Servicer may be the Lender itself, in which case an amount equal to what would be considered commercially reasonable servicing fees will be deducted from the Performance Fee and Servicing Fee paid to Servicer) with respect to Loans originated under this Origination Agreement prior to the termination hereof until such Loans have been repaid (provided Servicer does not exercise its Optional Purchase right). In the event of a Regulatory Termination Event, Lender shall request the respective Governmental Authority to allow Lender to share with Servicer all documentation concerning any adverse findings related to the Origination Agreement or the Servicing Agreement to the extent permitted by applicable Laws, and Lender will take all commercially reasonable actions to resolve any adverse findings and/or criticisms in an effort to assist Servicer to cure any such Regulatory Termination Event. In the event Lender receives a binding and valid cease and desist order or other Order from a Governmental Authority preventing it from lawfully funding and originating Loans under this Origination Agreement, the cure periods set forth above in this Section 6.05 will not apply, and Lender may immediately cease its originating and funding Loans under this Origination Agreement.

Section 6.06 [*****].

Section 6.07 Force Majeure.

(a) Notwithstanding any other provision of this Origination Agreement, if either Party is prevented, hindered or delayed in the performance or observance of any of its obligations under this Origination Agreement by reason of any circumstance beyond its reasonable control, including but not limited to fire, flood, earthquake, extraordinary weather conditions not reasonably foreseeable by the Party, riots, civil disorders, rebellions, or revolutions in any country (“Force Majeure”), that Party will be excused from any further performance or observance of the obligations so affected for as long as such Force Majeure circumstances prevail, provided that Party continues to use all commercially reasonable efforts to recommence performance whenever and to whatever extent possible without delay (including compliance with applicable business continuity plans and disaster recovery plans). The Parties acknowledge and agree that Force Majeure specifically excludes strikes, work stoppages, labor shortages, etc. by Servicer’s employees. The Party affected by a Force Majeure event will advise the other Party in reasonable detail of the event (including the estimated duration of the event) as promptly as practicable (and in any event within four business hours after occurrence of the event) and keep the other Party reasonably apprised of progress in resolving the event. Notwithstanding the foregoing, no Force Majeure event shall excuse Servicer from implementing any business continuity plans or disaster recovery plans required by this Origination Agreement.

(b) If Servicer is providing services that are necessary to Lender’s Essential Daily Functions, as determined by Lender in its sole discretion, and provision of such services is interrupted due to a Force Majeure condition, the following provisions shall apply. If Servicer cannot promptly provide a suitable temporary substitute for any such service interrupted or delayed by a Force Majeure condition reasonably anticipated to last more than five (5) business days in the case of a delay and more than forty-eight (48) hours in the case of an interruption, Lender may, at

31

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Lender’s option, obtain substitute services from another vendor on a temporary basis (the “Substitute Service”), provided that (i) Lender shall notify Servicer in writing as soon as practicably possible of any Substitute Service, and (ii) Lender shall purchase or subscribe to such Substitute Service for the minimum commercially available quantities or period that would cover the reasonably expected duration of the Force Majeure condition based upon Servicer’s good faith estimate thereof. Servicer’s obligation to provide the affected service shall be suspended for such period or during the period that Lender is subject to a Substitute Contractual Obligation (as defined hereafter), and such obligation shall resume upon the later of the termination or expiration of Lender’s Substitute Contractual Obligation with third parties for a Substitute or the cessation of the Force Majeure condition. As used herein, “Substitute Contractual Obligation” shall mean an obligation under any contract to obtain or purchase a Substitute Service in the minimum commercially reasonable quantities or for the minimum commercially reasonable period to address the Force Majeure event. For avoidance of doubt, it is specifically understood and agreed that Lender may honor such Substitute Contractual Obligation and will not be required to take any action to avoid or terminate the Substitute Contractual Obligation that would result in Lender’s incurring any penalty, termination charge, or any similar cost or expense of any nature, however characterized. Subject to any such Substitute Contractual Obligation, Lender shall resume use of the affected services promptly upon the cessation of the Force Majeure condition. In the event of a Force Majeure condition that requires Lender to obtain Substitute Services: (i) Servicer shall not charge Lender for any services that are not provided as a result of a delay or interruption excused as a Force Majeure condition during the period of such delay or interruption; and (ii) Servicer shall not charge Lender any reactivation, reinstallation, or reconnection charge to resume use of the restored services.

Section 6.08 Optional Purchase. If at any time this Origination Agreement expires or is terminated by Lender for any reason other than Servicer’s Default under this Origination Agreement or the Servicing Agreement; [*****], Servicer may purchase all of the Loans (or, at Servicer’s option, the underlying receivables) from Lender, free and clear of all Liens, for an amount equal to [*****] (the “Optional Purchase”) in cash. Servicer may exercise the Optional Purchase at any time ninety (90) days after the date of the applicable triggering event by delivery of the purchase price to Lender, otherwise, such Optional Purchase right shall expire as of the ninetieth day after the date of such triggering event.

Section 6.09 Transition Assistance. Upon termination of this Origination Agreement, Servicer will use commercially reasonable efforts to assist Lender to obtain (on a non-exclusive basis) any services then being performed by Servicer or its vendors or Subcontractors to fulfill its obligations under this Origination Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01 Amendment. This Origination Agreement may not be modified or amended except by a writing executed by both parties hereto.

32

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Section 7.02 Governing Law. THIS ORIGINATION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when actually delivered by a nationally recognized overnight courier or, if rejected by the addressee, when so rejected, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the address shown as follows:

If to Servicer:	GreenSky Trade Credit, LLC
1797 N.E. Expressway
Atlanta, GA 30329
Attention: President

If to Lender:	Regions Bank
1900 Fifth Avenue North
Birmingham, AL 35203
Attention: Logan Pichel

Either Party shall have the right to change its notice address to another address within the continental United States of America upon providing notice to the other such Party.

Section 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Origination Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Origination Agreement and shall in no way affect the validity or enforceability of the other provisions of this Origination Agreement.

Section 7.05 Assignment. This Origination Agreement is binding upon the Parties and their successors and assigns. Neither Party may assign this Origination Agreement or any of its rights or obligations hereunder to any Person that is not an Affiliate without the prior written consent of the other Party, which may be withheld. Any purported assignment to a Person, without such prior written consent, shall be void. Notwithstanding the foregoing, Lender may sell, assign, convey or grant a security interest in all or part of the Loans made by it to any Person without limitation or restriction provided that any Person that acquires any interest therein agrees to be bound by the terms of this Origination Agreement, and the Servicing Agreement, and Servicer may assign its interest hereunder as part of the sale of all or substantially all of its assets or business. In addition, Servicer shall be entitled to convert into either a Georgia or Delaware corporation.

33

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Section 7.06 Further Assurances. Servicer and Lender agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other Party more fully to effect the purposes of this Origination Agreement, including, without limitation, the authorization or execution of any financing statements or amendments thereto or equivalent documents relating to the Loans for filing under the provisions of the UCC or other law of any applicable jurisdiction and to provide prompt notification to the other Party of any change in the name or the type or jurisdiction of organization of such Party.

Section 7.07 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Servicer or Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.08 Counterparts. This Origination Agreement may be executed in two or more counterparts (and by different Parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 7.09 Binding; Third-Party Beneficiaries. This Origination Agreement will inure to the benefit of and are binding upon the Parties hereto and their respective successors and permitted assigns. There are no intended third-party beneficiaries of this Origination Agreement.

Section 7.10 Merger and Integration. Except as specifically stated otherwise herein, this Origination Agreement, including all schedules and exhibits hereto, and the Origination Papers, set forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Origination Agreement and the Origination Papers. This Origination Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 7.11 Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.12 Survival. All representations, warranties and agreements contained in this Origination Agreement shall remain operative and in full force and effect and shall survive the termination of this Origination Agreement. In addition, the termination or expiration of this Origination Agreement shall not affect the rights of either Party to recover for breaches occurring prior thereto or with respect to provisions of this Origination Agreement that by their terms continue after termination.

Section 7.13 Limitations on Liability for Damages. Notwithstanding any provision to the contrary in this Origination Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Origination Agreement by

34

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Lender, that (a) there shall be absolutely no personal liability on the part of any shareholder, director, officer, or employee of Lender or Servicer with respect to any of the terms, covenants, and conditions of this Origination Agreement, (b) Servicer and Lender waive all claims, demands, and causes of action against Lender’s and its Affiliates’ or Servicer’s and its Affiliates’, as the case may be, shareholders, officers, directors, employees, and agents in the event of any breach by Lender of any of the terms, covenants, and conditions of this Origination Agreement to be performed by Lender, and (c) each Party shall look solely to the assets of the other Party or its Affiliates for the satisfaction of each and every remedy in the event of any breach by the other Party or its Affiliates of any of the terms, covenants, and conditions of this Origination Agreement to be performed hereunder. Other than amounts actually recovered by third parties in connection with Section 7.14 below, in no event shall either Servicer or Lender, or any of their respective officers, directors, employees, agents or affiliates, be liable for any indirect, incidental, special, punitive, exemplary or consequential damages of any type whatsoever, including without limitation lost profits (even if advised of the possibility thereof) arising in any way from the transactions contemplated hereunder.

Section 7.14 Indemnification. Notwithstanding any other provision of this Origination Agreement, for separate additional consideration, the receipt and sufficiency of which are hereby acknowledged, to the fullest extent permitted by law, each Party (the “Indemnifying Party”), hereby agrees to indemnify and hold harmless the other Party, its affiliates, officers, directors, managers, employees and agents (collectively referred to herein as the “Indemnified Parties”) and defend at the Indemnifying Party’s cost, which will be promptly paid upon demand, from and against any and all losses, liabilities, claims, demands, damages, and all costs and expenses relating to such losses, liabilities, claims, demands and damages (including, without limitation, out-of-pocket costs of investigation; costs of litigation; court costs; penalties; fines; taxes; charges; fees; settlements; licensing fees; judgments; discovery costs; consultants’, experts’, and witnesses’ fees and expenses; interest; and reasonable attorney fees and expenses, specifically including any fines or penalties imposed on Lender by a federal or state bank regulatory agency, the United States Department of Justice, State Regulators, State Attorney Generals, the Federal Trade Commission or the Consumer Financial Protection Bureau) of every, kind, nature and description sustained or incurred by the Indemnified Parties, or any of them, that arise out of or relate to any Default, misrepresentation, breach, nonperformance or the inaccuracy of any representation, warranty, covenant or other obligation by the Indemnifying Party made, owed or contained in this Origination Agreement or in any schedule, certificate or other document executed by the Indemnified Parties in connection with this Origination Agreement, the Servicing Agreement, the Program Agreements or the transactions contemplated herein, and the Indemnifying Party’s acts in performing its obligations herein or any act or omission of any Subcontractors. The Indemnified Party shall have the right to choose counsel which shall not be rejected by the Indemnifying Party unless the choice of counsel is unreasonable. Without the Indemnified Party’s consent, the Indemnifying Party will not settle any claim or demand unless such settlement includes a release of the Indemnified Party and does not contain any admission of wrongdoing.

Section 7.15 Informal Dispute Resolution. For any disputes relating to a breach of any representation, warranty or covenant under Articles IV and V of this Origination Agreement,

35

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Servicer and Lender will notify each other in writing within a commercially reasonable timeframe and as promptly as possible regarding any conflicts arising out of this Origination Agreement, or in the interpretation of the provisions of this Origination Agreement, or any dispute as to whether or not a breach of this Origination Agreement is alleged to have occurred, requesting informal dispute resolution. Servicer and Lender will attempt to resolve all such conflicts as promptly as possible and in good faith before initiating any causes of action arising out of this Origination Agreement.

Section 7.16 Good Faith Efforts. Each of the Parties agrees to negotiate, in good faith, any claim or dispute that has not been satisfactorily resolved following the notice and informal dispute resolution process described above. To this end, each Party agrees to escalate any and all unresolved disputes or claims in accordance with this Section before taking further action.

Section 7.17 Escalation Procedures.

(a) If the negotiations conducted pursuant to Section 7.16 do not lead to resolution of the underlying dispute or claim to the satisfaction of a Party involved in such negotiations, then either Party may notify the other in writing that it desires to escalate the dispute or claim to the Parties’ Relationship Managers for resolution.

(i)	Level 1: The respective Relationship Managers for each Party will meet and attempt in good faith to resolve the dispute within 30 days of receipt of the notification.

(ii)	Level 2: If the conflict is not resolved within such 30 day period, either Business Group Executive shall escalate the dispute or claim to his/her executive level officer who will notify his/her counterpart at the other Party of the need to resolve the dispute or claim. The Parties will then have 30 days from receipt of the notification to meet and attempt in good faith to resolve the claim or dispute.

(iii)	The location, format, frequency, duration and conclusion of these elevated discussions shall be left to the discretion of the Parties’ representatives involved. Upon agreement, the representatives may utilize other alternative dispute resolution procedures to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in subsequent proceedings between the Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in such subsequent proceeding.
36

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(b) If the conflict is not resolved by either Level 1 or Level 2 intervention, then either party may request in writing that the Parties resolve the conflict by either mediation or binding arbitration. If the Parties cannot agree to submit to either mediation or binding arbitration, either party may take any legal or equitable action available under Georgia law.

(c) During any conflict resolution, Servicer agrees to provide services to Lender owed under this Origination Agreement relating to items not in dispute, to the extent practicable pending resolution of the conflict. Lender agrees to pay invoices or portions thereof that are not related to the dispute pursuant to this Origination Agreement.

(d) Relationship Managers and Business Group Executives. Each Party shall designate a Relationship Manager and a Business Group Executive for purposes of Origination Agreement and the Servicing Agreement in writing in accordance with the notice provisions hereof. Each Party may remove and change its Relationship Manager and Business Group Executive through similar notice. Servicer’s initial Relationship Manager shall be Stefan Woulfin, Senior Vice President, and its initial Business Group Executive shall be Tim Kaliban, President. Lender’s initial Relationship Manager shall be __________, and its initial Business Group Executive shall be __________.

Section 7.18 Jury Waiver. WITH RESPECT TO ANY CLAIM OR DISPUTE UNDER THIS ORIGINATION AGREEMENT, THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY COURT IN ANY ACTION FOR THE ADJUDICATION OF ANY CLAIM OR DISPUTE ARISING UNDER THIS ORIGINATION AGREEMENT.

Section 7.19 Termination. In no event will the existence or implementation of the dispute resolution process set out in this Sections 7.15, 7.16 or 7.17 or any other dispute resolution process selected or engaged in by the Parties, affect either Party’s right to terminate this Origination Agreement under Article VI.

Section 7.20 Non-Discrimination. To the extent applicable or not exempt, Lender and Servicer shall abide by the requirements of 41 CFR § 60-1.4(a), 60-300.5(a) and 60-741.5(a). These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, sexual orientation, gender identity, or national origin. Moreover, these regulations require that Lender and Servicer take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, protected veteran status or disability.

[Remainder of the page intentionally left blank, Signature Page follows]

37

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

IN WITNESS WHEREOF, Servicer and Lender have caused this Origination Agreement to be duly executed by their respective officers as of the day and year first above written.

GREENSKY, LLC

By:	/s/ Timothy D. Kaliban
Name:	Timothy D. Kaliban
Title:	President

REGIONS BANK

By:	/s/ John S. Hiott
Name:	John S. Hiott
Title:	SVP, Corporate Procurement